Exhibit 99.1

SCHEDULE 13D

CUSIP No. 59156R108	Page 8 of 9 Pages

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the Statement on Amendment No. 80 to Schedule 13D, to which this exhibit is attached, is filed on his or her behalf.

Dated: February 20, 2020

* Cheryl W. Grisé

* Carlos M. Gutierrez

* Gerald L. Hassell

* David L. Herzog

* R. Glenn Hubbard

* Edward J. Kelly, III

* William E. Kennard

* Michel A. Khalaf

* James M. Kilts

* Catherine R. Kinney

* Diana L. McKenzie

* Denise M. Morrison

* Mark A. Weinberger

SCHEDULE 13D

CUSIP No. 59156R108	Page 9 of 9 Pages

* By	/s/ Stephen W. Gauster
Stephen W. Gauster
Attorney-in-fact